Exhibit 10.1

U.S. SMALL BUSINESS ADMINISTRATION WASHINGTON, D.C. 20416

COMMITMENT LETTER

License No. 02/02-5447

SEP 20 2006

Ms. Marie Russo, Secretary

Freshstart Venture Capital Corporation

437 Madison Avenue

New York, New York 20416

Dear Ms. Russo:

The Small Business Administration (“SBA”) is hereby committing to reserve Leverage (as defined in 13 CFR 107.50) in the form of debentures in an amount equal to $6,000,000.00, to be issued by Freshstart Venture Capital Corporation (the “Company”) on or prior to September 30, 2010, subject to the terms and conditions set forth in this Commitment Letter and in 13 CFR 107.1200-1240. As used herein, terms which are defined in 13 CFR Part 107 shall have the meanings assigned to them therein.

Each issuance of Leverage under this Commitment Letter is conditioned upon the Company’s creditworthiness (as determined by SBA) and the Company’s full compliance (as determined by SBA) with each of the other terms and conditions set forth in 13 CFR 107.1200-1240.

SBA may limit the amounts that may be drawn each year under this Commitment Letter.

This Commitment Letter shall terminate automatically at 5:00 P.M. Eastern Time on September 30, 2010. You must pay to SBA a non-refundable leverage fee in the amount of $60,000.00 within thirty days of the date of this letter. The remaining portion of the leverage fee in the amount of $120,000.00 will be deducted pro rata as commitment proceeds are drawn.

By its acceptance of this Commitment Letter, the Company agrees to pay, indemnify and hold SBA harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of this Commitment Letter.

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This Commitment Letter is subject to the provisions of Part 107 of Title 13 of the Code of Federal Regulations, including without limitation 13 CFR 107.1200-1240, which are incorporated herein by reference.

This Commitment Letter has been issued in reliance upon the written representations and certifications made by the Company to SBA in connection with its application for a commitment.

This Commitment Letter shall be governed by, and construed in accordance with, federal law.

U.S. Small Business Administration

By:	/s/ Jaime Guzman-Fournier
Jaime Guzman-Fournier Associate Administrator for Investment

Agreed and Accepted:

Freshstart Ventura Capital Corporation

By:	/s/ Alvin Murstein

Date: 10-10-06